Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 55 to Registration Statement No. 33-58846 on Form N-1A of our reports dated December 20, 2007, relating to the financial statements and financial highlights of Lord Abbett Securities Trust, including Lord Abbett Alpha Strategy Fund, Lord Abbett All Value Fund, Lord Abbett International Core Equity Fund, Lord Abbett International Opportunities Fund, Lord Abbett Large-Cap Value Fund, Lord Abbett Micro-Cap Growth Fund, Lord Abbett Micro-Cap Value Fund and Lord Abbett Value Opportunities Fund, appearing in the Annual Reports on Form N-CSR of Lord Abbett Securities Trust for the year ended October 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
February 28, 2008